Exhibit 99.2

FINAL TRANSCRIPT

CCBN StreetEvents

Event Transcript

AEPI - Q4 2003 AEP Industries Earnings Conference Call

Event Date/Time: Jan, 26, 2004 / 10:00AM ET

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CORPORATE PARTICIPANTS

Jeff OKeefe

AEP Industries Inc. - Host

Brendan Barba

AEP Industries Inc. - Chairman, President and CEO

Paul Feeney

AEP Industries Inc. - CFO

CONFERENCE CALL PARTICIPANTS

Sandy Burns

Deutsche Bane - Analyst

Bill Erwin

EGS - Analyst

Sheryl Van Winkle

Independence - Analyst

PRESENTATION

Operator

Good morning, I will be your conference facilitator today. At this time, I’d like to welcome everyone to the AEP Industries fourth quarter conference call. All lines have been placed on mute to prevent any background noise. After the speakers’ remarks, there will be a question and answer period. If you’d like to ask a question during this time, simply press star then the number one on your telephone key pad. If you would like to withdraw your question, press the pound key. Thank you. At this time, I would like to turn the conference over to Mr. Jeff O’Keefe. You may begin, sir.

Jeff OKeefe - AEP Industries Inc. - Host

Thank you. Before we get started, I’d like to remark briefly about forward-looking statements. Except for historical information mentioned during the conference call, statements made by the management of AEP Industries are forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and you are not certainties which may cause the company’s actual results in the future periods to differ materially from forecasted results. Those risks include but are not limited to risks associated with pricing, volume and conditions of the market. Those and other risks are described in the companies filings with the SEC over the last 12 months, copies of which are available from the SEC or obtained from the company. Today’s format will be Brendan Barba, Chairman and CEO will discuss operations and Paul Feeney, CFO, will discuss financial results. After the remarks, Brendan and Paul will be available for questions. Without delay, I’d like it turn the call over to Mr. Barba. Brenden, you may continue.

Brendan Barba - AEP Industries Inc. - Chairman, President and CEO

Thank you. Good morning. AEP finished the year on a positive note. Sales volume in pounds increased 5.7%. Despite the fact that we’re operating in tough global economies. We were also very, very pleased with the significant improvement in our margins, which improved from 14.2% to 19% in the quarter. In 2004, we set a number of major goals for the company and I’m pleased to report to our shareholders that we accomplished almost every single one of those goals. The consolidation of our foreign operations are complete, and also all of the costs of the shutdowns and consolidations are behind us. As you all know, those were quite expensive.

Our plants are now settling down and operating more efficiently. We sometimes fail to realize that consolidations are very, very disruptive to our operations and have a negative impact. Again that’s behind us. Our costs are much lower and brings us closer to our low cost producer goal in our foreign operations. We have invested in value-added businesses in our printing equipment, [indiscernible] lines, laminators, and they have shown improvement in our results.

We were very pleased with our overall debt reduction. Debt was just a little under $251 million at year end. Unfortunately, we had to lick date one of our businesses in Europe and we advised you in prior calls that we were having real difficulties in some of those businesses. Our F I a , the business is in the process of being lick we dated as we speak. We expect that to be completed somewhere in the third quarter. We expect to be cash positive at the end of this process. In 2004, we will continue to focus on repayment of debt. We have only one real asset to sell, a distribution business. We’ve pretty much sold everything else and, of course, we have to sell the balance of the feat equipment and the land and the building, and that would completely take care of all of the assets for sale.

We expect our capex for 2004 to be in the 15 to 17 million dollar range. And we expect to be doing well as far as continuation of reduction in debt. I’ve had a number of people ask me or express concerns about the December four cent price increase. That increase did hold. The prices are up as a result of what we call cost push. Basically, natural gas prices have been going up and the resin suppliers have been passing on those increases. So it’s not a supply/demand situation. It’s cost push. The four cents did stick, and we have increased our prices by that four cents.

We’ve had very, very good support from everyone in the industry on the price increases. There is also another price increase announced for February 1. Again that would be expected. It’s a cost push. The suppliers are trying to protect themselves against very volatile natural gas prices. It’s really too early for us to even comment on that increase, but I’ll give you a gut feeling. My gut feeling is that they probably will not get that increase. By the time they go into effect, the warmer weather will be here and the pressure should be off the natural gas — natural gas pricing.

So most of our goals in 2004 have been accomplished, and we’re more competitive in our position in our foreign operation. We’ve eliminated substantial losses in shutting down Fiat and our debt reduction was strong for the year. And we really are looking forward to strong performance from all of our groups during 2004.

At this point, I’d like to turn it over to Paul Feeney.

Paul Feeney - AEP Industries Inc. - CFO

Good morning, ladies and gentlemen. Let’s go through the detail numbers with you. Very quickly, before I do that, however, I would like to apologize for the extremely complicated announcement that we put out. We were trying to give you the details of the costs associated with the Fiat liquidation and understand it is a liquidation, not a discontinued ops. There’s a difference in the accounting treatment and we’re doing liquidation accounting on this.

As Brendan indicated, you know, we did have a significant volume improvement in the fourth quarter. It was — it got us to the point that — of for the year, volume was up over last year. Less than 1%, but it was — there was an improvement in volume in 2003, as compared to 2002. Again, also, there was a very, very significant improvement in gross profit margins and, you know, we’re happy about that. We hope that we’re able to maintain that level of improvement for another couple of quarters and we’re going to be in pretty good shape here. I have provided you sufficient numbers in the operating expense area.

We have given you the effect in operating expenses of the shutdown in [indiscernible]. We’ve given you base numbers and we’ve also given you the effect on this number — on operating expenses that is politicable to foreign exchange. If you adjust those — applicable to foreign exchange. If you adjust those, selling and administrative, by those numbers you will see that there has been a decline in those operating expenses. Our operating — operating income also includes a gain in sales of the property of — the gain on the sale of the U.K. Property. So — and that gets us to an operating income from operations number. Now, you all know that we had indicated that there’s going to be a fairly substantial improvement from income from operations at our last conference call in the fourth quarter and wee we have also indicated that we expected that operating income combined with the depreciation would be in the area of 46 to 48 million dollars for the year.

I would like to go through some numbers with you so that your — you begin to get a little bit comfortable with that. So if we’re looking at the quarter, we’re looking at operating income of $553,000 that you have on your statement. Depreciation for the quarter is $8,458,000 and the effect of the FIOP shutdown, the 10,694 in the shut down expenses. The accounts receivable which is included in the G & A of 2 million 360 and the inventory write down of 232,000, which is included in cost of sales. The total of those numbers is $13,286,000. So you end up with an adjusted income from operations number there of $22,297,000. Now, the date that we shut down FIOP was September of 25th. The amount of operating — FIOP losses in operations included in that number for the fourth quarter is $1,061,000. So you’d add that to the 22 doctor million. Now, that is a loss. So you add that to the $22 million, and you would reduce that by $772,000, which is the depreciation included that number. You would also add back the U.K. restructuring of $300,000, and you would take out the $4,4,154,000, which is the profit on the sale of the U.K. land. You end up with a cash flow from continuing operations, in the quarter, of $18,$732,000. So that would give you an idea of — on a — the amount of cash flow we’d expect from our businesses on a continuing basis.

Looking at those same numbers on the year-to-date basis, you have income from operations on your statement of $10,196,000, depreciation of $32,547. The same FIOTP shut down number of 13 million 286. You have the FIOP operating losses year-to-date, that would be from November 1 through September 25th of $4,495,000. Reduce that by — that’s a loss. Reduce that by depreciation in FIOP of $1,983,000. Also include the U.K. restructuring of 300,000, which you have, and at just it by the, again, gain and sale of assets of $4,112,000, you end up with an adjusted cash flow from continuing operations of $54,4,729,000. So that’s what our continuing operations did in 2003. When we look to 2004, you know, we’re hard pressed to understand why, you know, our business should not do at least that well and internally, we’re looking in the area of 56 to 57 million dollars in cash flow on a lookout basis.

Now, I’d like to — I’d like to continue looking at the P & L for a minute. I’d like to also note that — bring your attention to the tax provision line. You’re going to see that in 2003 a fair amount of taxes have been provided. That is — and this is for the year as well as for the quarter. That is because that some of our businesses and some of our transactions, our unusual transactions, are taxable. The U.K. land sale is taxable. The — our profit — Canada is a profitable company. That company is taxable. New Zealand is taxable. And the sale of the joint venture is taxable. Taxes are going to be paid on that. We also have a situation where we do have a policy not to accumulate tax assets if the business itself is — it’s a little more complicated than this, but if the business itself is not making adequate profits and we do not see adequate profits coming out of those businesses. In those kind of cases, we do not — we do not accumulate those tax assets and the way you avoid it is you end up having a — you don’t take the credit on a continuing basis that you would normally have against operations. So it ends up being, you know, no charge — no credit there at all.

The final thing is we have looked at some of our European operations, particularly our Holland operation and to a lesser extent, our Belgian operation. And we’ve come — even though we did have accumulated tax assets in both of those companies, we have — the way we’re financing those businesses basically through inter-company debt, the result of that is that the interest that those companies are paying us, which is, of course, tax deductible, put those businesses in a tax loss position.

And we do — with the recent improvement, significant improvement in the value of the euro, in the past year — euro, in the past year, it’s gone from about a dollar to about $1.19 or maybe — I’m talking about the fiscal year of the company. Maybe 96 cents to about 1.$19. We do not see — even though the tax assets in those companies have a — are not limited. It goes on forever. We don’t see those companies becoming significant taxpayers in the next three or four years. And we have reversed those tax assets to the tune of about, what is it, $4 million? About four and a half million dollars. So that’s why you see that unusual tax, you know, that unusual treatment of taxes in this particular period.

Now, I’m going to — I’d like to very, very quickly speak to restatements. In the announcement, we have indicated that for the first and second period, our lines of credit in the United States probably — well, we’re accepting the accountant’s view that those — in those periods, in the first and second quarter, that debt should have been classified as current instead of long-term. The — we were certainly aware of all of the interpretations of the rules that were out at the time.

However, a new interpretation came out in September and pursuant to that interpretation, regardless of other exigencies in the agreement if you have a sprung lock box, which we did and had subjective acceleration statements, clauses, which we do those items alone are sufficient to reclassify that debt from long term to short-term. The long and the short of it is that the debt, you know, without any change in the facilities, the availability of the facilities, the same items were long-term at the end of 2001 — sorry, 2002 became short-term in the first quarter, stayed short-term in the second quarter became long-term in the third quarter, and are now long-term. I think that this is a very, very technical interpretation, but I think we’re — everybody in business is going to get very very used to dealing with technical interpretations in the future.

Also, I have just found out about an hour ago that an error was discovered in our calculation of earnings per share in the fourth quarter of 2003, and the year-to-date period. So earnings per share, instead of being $1.94 — sorry, instead of being a negative $1.95 in the fourth quarter was a negative $1.94. And for the year-to-date, instead of it being a negative $3.18, it’s a negative 3 isn’t $16. — $3.16. We’ll be sending out a corrected announcement, and we will be filing out our 8 K on the corrected basis and I certainly apologize to every one of you for that error. It happened in the calculation and, anyway, it did happen. We’re responsible. And that’s it.

That being said, we’re available for — to answer any questions you may have.

QUESTIONS AND ANSWERS

Operator

At this time if you would like to ask a question, please press star and the number one on your telephone key pad. We’ll pause for just a moment to compile the Q and A Roster.

Your first question comes from Sandy Burns of Deutsche Banc.

Sandy Burns - Deutsche Bane - Analyst

Good morning, everyone. Congratulations on a great quarter.

Brendan Barba - AEP Industries Inc. - Chairman, President and CEO

Thank you.

Sandy Burns - Deutsche Bane - Analyst

Just wondering if you could talk more about the volume situation. Obviously, very strong in the quarter. If you get any sense on how much if next prebuying was happening in the quarter and a little color on what the volume’s looking like so far in the January quarter.

Brendan Barba - AEP Industries Inc. - Chairman, President and CEO

We didn’t see much of a buy-in. I think that — we’re not quite sure why the — there wasn’t more of a buy-in. I think that generally speaking, business conditions in the U.S. are not great, and people didn’t — probably didn’t believe the increase was going to take place. You know, there are a lot of people that operate under the philosophy that it’s a supply/demand business, and the demand wasn’t so strong, although it wasn’t terrible. They just didn’t buy into it. And it’s very affected now by raw material price increases. So — but there was no huge buy-in or even a substantial buy-in. So our numbers are pretty correct.

Sandy Burns - Deutsche Bane - Analyst

I guess any comment on how the first quarter volume are trending? Are you starting to see the buy-in now with natural gas and resin moving up? Or is the momentum continuing overall into the quarter?

Brendan Barba - AEP Industries Inc. - Chairman, President and CEO

Typical volumes. Nothing — you know, the first quarter is typically a slow quarter in the business anyway. But we’re pretty much on schedule. It isn’t bad at all.

Paul Feeney - AEP Industries Inc. - CFO

Last year, during the first quarter, there was a lot of craziness because of price increases, the price of natural gas and all of that. That’s not with us now. I would say that our first quarter is very much in line with what we would normally expect.

Sandy Burns - Deutsche Bane - Analyst

Just a follow-up question, Tyco has announced a number of film plant shuts over the last few months ago. How much of that is on the stretch film side that you’d benefit from and more specific to the company, if any of os plants were near some of your plants where there may be the opportunity to pick up some business that Tyco is moving away from.

Brendan Barba - AEP Industries Inc. - Chairman, President and CEO

We’re not looking at that as a huge opportunity to pick up business, if that would answer one part of your question. It’s really their con solid — I’m not sure — I know a lot of it is in can liners. There are some stretch operations being affected. They’re going to better utilize capacity and reduce costs. So we — but we’re not expecting anything wonderful to happen as a result of that.

Sandy Burns - Deutsche Bane - Analyst

Thanks.

Operator

Your next question comes from Bill Ermin of EGS.

Bill Erwin - EGS - Analyst

Good morning. Paul, I’m going to take off on you first and move to Brendan. Your comment, the fourth quarter had a continuing operation EBITDA in the 18 million plus area, is that correct?

Paul Feeney - AEP Industries Inc. - CFO

That’s what I said.

Bill Erwin - EGS - Analyst

You followed up saying you think that the prospects for fiscal 2004 look good. And you comment — you used a number of 56 million. Which is a 14 million annualized quarterly rate. Can you explain to me what you expect to happen going forward to cause a diminution in margin, volume, or something to take you from an 18 million quarterly rate to a 14 million rate?

Paul Feeney - AEP Industries Inc. - CFO

I didn’t use the fourth quarter in my projections.

Bill Erwin - EGS - Analyst

I understand that, but you did use 56.

Paul Feeney - AEP Industries Inc. - CFO

No, I used our year-to-date number. Our total year number of 54 million 729. What a I basically said was — and I’m trying to get this across to the investing public, is we are looking at some — you know, for some small amount of improvement in 2004, and it brings us up to the 56, the 57 million dollars of where we’d normally be. I hope all of that — all of our investors understand that the net effect of buy-ins and price increases and all that type of thing that you’ve been listening to for the past year have violent effects on individual quarters, okay? So in my presentation to you all I took a year-to-date number where there should be less of an effect. You know.

Bill Erwin - EGS - Analyst

But Paul, 51, you add back your five million loss in Italy, you’re at your 56.

Paul Feeney - AEP Industries Inc. - CFO

In my calculations in arriving at the 54,729,000, I did add back.

Bill Erwin - EGS - Analyst

I’m trying to make a different point. What do you see going forward? I know the fourth quarter and the second are high. What do you see, you know, your comment was you’re optimistic that you’re going to continue to have good results going forward. What causes a diminution going forward from where you were? You’ve commented no buy-in. You’ve commented that, you know, that it’s a fairly sanguine market and you only had 1% growth or less for the year. I’m confused what cause as diminution in a quarterly rate on an annual basis of that dimension.

Paul Feeney - AEP Industries Inc. - CFO

I thought I said it very clearly. We don’t expect every single quarter to line up with this fourth quarter. We do look at quarterly variations of our business. The real factor — fact is that I happen to be the one responsible for giving the investing public the — these numbers and I like to give them a number that does make sense. I’m not going to give them a high number. Now, if you want to do that you can.

Bill Erwin - EGS - Analyst

Is the fourth quarter anomaly in your opinion?

Paul Feeney - AEP Industries Inc. - CFO

Typically, the fourth quarter is our best quarter and the first quarter is a soft quarter. That’s almost the way the industry operates. So we can’t tell you that because the last quarter of the year was a strong quarter, that every quarter thereafter is going to be built upon. Doesn’t work that way.

Bill Erwin - EGS - Analyst

What’s more important to me to understand, though, is in 19% gross margin that you had in the fourth quarter, do you feel, in fiscal 2004, you know, that you’re going to see, you know — and a 17.1 or whatever for the year, what basically is your expectation on your profit per pound, which I know how you look at, versus the prior year? What’s your — let’s then have the building blocks. What’s your expectation on volume so we can really have a better understanding of a 10% increase in EBITDA that you’re looking for?

Paul Feeney - AEP Industries Inc. - CFO

Bill, we believe that this business, this business that we are in, currently is burdened by worldwide and also North American over capacity. We believe that to be true. We don’t think that we are going to be getting back to traditional margins, I’m going to say in the area of 20 or 21 cents a pound, until three or four years from now. When the over capacity eventually works itself out of the market. So we don’t think that that’s going to happen and we certainly don’t think it’s going to happen in 2004. You know there may be — bill, there may be a recovery, but we’re not expecting that.

Brendan Barba - AEP Industries Inc. - Chairman, President and CEO

Let me address it in a different way, Paul.

This year we got 17 cents a pound in the fourth quarter. That’s after having 15 cents a pound for the first three quarters. And 14 cents a pound — I’m sorry. 14 cents a pound in the first quarter and 15 cents a pound in the next two quarters. Now, if we’re able to continue on that basis, great. And then on that basis, we will also exceed our forecasts. But, you know, I’m not going to come to my investors and say that that’s what I think is going to happen, because, quite frankly, it’s not what I think is going to happen. I think there’s going to be fluctuations in our business on a go forward basis. There have been in the past an I expect that that’s going to be continuing in the future.

Bill Erwin - EGS - Analyst

Let me address it in a different manner, Paul. You announced the buy-back of $25 million of debt. If you had –

Paul Feeney - AEP Industries Inc. - CFO

I don’t think I announced a buy-back. I think what I said, we as a company said is that we will be considering the repurchase of up to $25 million or, possibly, even more than that, this coming year. And that is still true. And the reason I put that announcement out is because that is required. It is a required announcement. I cannot just go into the marketplace and start buying back debt without people knowing that we could do that. At the present time, our debt is selling at a premium. I’m not out there bidding to pay premium on that.

Bill Erwin - EGS - Analyst

I’m approaching it a different way, Paul.

Paul Feeney - AEP Industries Inc. - CFO

So it was not announcement that we’re gonna do it. It’s announcement that, you know if in the next year the situation is ripe, we’re going to do it. That’s what the announcement was.

Bill Erwin - EGS - Analyst

I was approaching it a different way, Paul. What do you feel –

Paul Feeney - AEP Industries Inc. - CFO

A different way. I’m trying to tell you what we’re doing.

Bill Erwin - EGS - Analyst

What do you feel the free cash generation will be in 2004?

Paul Feeney - AEP Industries Inc. - CFO

We’re looking at free cash generation in the ear of $25 million.

Bill Erwin - EGS - Analyst

Could you explain how that works with 56, 57 million of EBITDA?

Paul Feeney - AEP Industries Inc. - CFO

56 million of EBITDA would give us — incidentally, we’re in a tax paying position right now. But it would give us somewhere around 21 million dollars after the payment of interest.

Bill Erwin - EGS - Analyst

And then you have cap next? — cap ex.

Paul Feeney - AEP Industries Inc. - CFO

Then we’d have about 16 — about $16 million in cap ex.

Bill Erwin - EGS - Analyst

And so then how do you pay off — how do you have free cash of 20-plus million, then?

Paul Feeney - AEP Industries Inc. - CFO

I don’t know. I have too many numbers flying around in my head.

Bill Erwin - EGS - Analyst

I’m saying there’s an inconsistency. If there’s 56 million of EBITDA, 30 million of depreciation, 16 million of cap ex, it doesn’t come together.

Paul Feeney - AEP Industries Inc. - CFO

Well, looks to me like you’re right.

Bill Erwin - EGS - Analyst

Okay.

Paul Feeney - AEP Industries Inc. - CFO

If we have 16 million of cap ex, we’re probably going to have 10 or 12 million dollars of free cash flow. We’ll probably end up with something like that.

Bill Erwin - EGS - Analyst

Brendan do you believe that the growth of the plastic packaging industry will maintain its ratio to world GDP?

Brendan Barba - AEP Industries Inc. - Chairman, President and CEO

Yeah, we’re comfortable that there’s still plenty of room for growth. We’re looking at about 5% growth in North American businesses, less in Europe, probably closer to 3%. Asia pacific looks more like in the 5 category.

Bill Erwin - EGS - Analyst

What’s your volume growth assumption for 2004?

Brendan Barba - AEP Industries Inc. - Chairman, President and CEO

You have that, Paul.

Paul Feeney - AEP Industries Inc. - CFO

Our volume growth in 200 4, we’re expecting to be somewhere in the area of 2%.

Bill Erwin - EGS - Analyst

So you feel, after having gained share, you’re going to lose share in the marketplace, or that’s not really true?

Paul Feeney - AEP Industries Inc. - CFO

We’re trying to look at it in a way where we can price manage some of the businesses that we’re in, and, you know, there’s a lot of continuous price pressure on things. So we can’t always make money on just increasing volume.

Brendan Barba - AEP Industries Inc. - Chairman, President and CEO

Our capacity utilization is in the 90%. Most of the time, in 2003, we’ve been in the 90% category of plant utilization. We also know that a lot of our competition have not been in that kind of period, which is why a lot of people are shutting down plants and are consolidating. We are not going to have real pricing power, pricing authority until the rest of the industry or until the whole industry starts operating somewhere around — in the 90% kind of category.

We’re not going to have pricing power. We’re just plain and simply not. So to run out and try and get more volume and to take that volume at a loss sometimes becomes counterproductive. We have to be able to price manage the business. As we look at our ability to do that, we’re also looking at 2% price — 2% volume increase. Now, when I say that, I’m also considering the fact that FIOP is no longer here and they sad sales of somewhere in the area of 22 million pounds. So, you know, we’re pretty comfortable where we are at that kind of a number.

Bill Erwin - EGS - Analyst

What is your total pounds now Paul?

Paul Feeney - AEP Industries Inc. - CFO

Our total pounds in 2003 were 843,278,000.

Bill Erwin - EGS - Analyst

So you’re going to give up 2% of volume in unprofitable business and gain 4% in profitable business going forward in 2004? That’s what you just said?

Paul Feeney - AEP Industries Inc. - CFO

No, that’s what I said you know, what our plan was. We don’t know exactly how that going to work until we sit down and start calculating the numbers. These decisions, the decisions that are arrived to that are micro decisions.

Brendan Barba - AEP Industries Inc. - Chairman, President and CEO

To give you an example, one of the things that may make things better for us in the business, in North America, is the Tyco consolidation. I don’t mean — I’m not telling you that we think we’re going to run out and pick up huge amounts of volume as a result of their consolidating. But it may make — it should make the business a little bit less competitive in that they’re not going have the capacity any longer that they had. We hear, and the keyword is hear via the grapevine, that they’re compared to take that capacity out of the marketplace and not resell it back to other equipment people. So that could stabilize the stretch business, the can liner business, and custom film business. But help all of those businesses for us. But I can’t tell you that I know that’s definitely going to happen. But we’ll know within the next three to six months.

Bill Erwin - EGS - Analyst

Brendan and Paul, I respect what you’re saying. What I was really confused about and I’m still queuing about, is that the fourth quarter had a margin of X. It had an EBITDA of Y. The fourth quarter — and the environment in 2004 in the world economy and in the U.S. economy is going to be better than 2003. Italy is go gone. We just take what you’ve said about Tyco. And at the same time, you know, you’re taking — I understand where you’re coming from in the basis of it’s been a difficult two years and I’d much rather be in a position of exceeding expectation than falling short. But what I don’t understand is such a, you know, only adding X, which was 2003, plus the loss of Italy to come — you know, I don’t mean that, Paul. I was wrong. Plus the 10% gain, when the fourth quarter exhibited such different characteristics and if the marketplace has become more sanguine, even if you took the fourth quarter and you can’t annualize it because it’s a high quarter, but you used a number that were different, it would be more of a reflection of the consolidation has taken place. But to have just used 2003 and added a 10%, when you had such a number in the fourth quarter, you know, I’m just trying to say in my own sense, and I don’t want to be an optimist I don’t want to be a pessimist. If the world is going to continue to grow, if meat, poultry, and packaging is going to continue — plastic packaging increases its share, it’s gob — should be a pretty decent year for you guys.

Paul Feeney - AEP Industries Inc. - CFO

Well, we’ve already made that statement that we’re pretty optimistic.  Bill, I don’t want to turn this do into a debate. We can’t tie up the whole –

Bill Erwin - EGS - Analyst

I’m sorry.

Paul Feeney - AEP Industries Inc. - CFO

We’re sticking with our forecast. If you feel it’s discounted for some degree for safety reasons, that’s judgment that you have to use. But historically, we always have surprises, and we don’t want to come out and say we’re going to do X and then deliver Y.

Bill Erwin - EGS - Analyst

Thank you very much.

Paul Feeney - AEP Industries Inc. - CFO

All right.

Brendan Barba - AEP Industries Inc. - Chairman, President and CEO

Anything else?

Operator

Your next question comes from Sheryl Van Winkle of independence.

Sheryl Van Winkle - Independence - Analyst

A couple questions for you. Could you tell me in what does it mean when the new accounting term that says “subjective acceleration”? In what sense does your bank facility have subjective acceleration?

Brendan Barba - AEP Industries Inc. - Chairman, President and CEO

Most revolving credit agreements have a clause in them which basically says acceleration of the debt can occur if, in the judgment of the lender, there is a material adverse change in the business of the company, of the business of the lender, the assets of the lender, or the prospects of the lender. That’s what’s considered a subjective covenant clause.

Sheryl Van Winkle - Independence - Analyst

Okay. And that’s –

Brendan Barba - AEP Industries Inc. - Chairman, President and CEO

A subjective acceleration clause. Now, that clause is in our document.

Sheryl Van Winkle - Independence - Analyst

Um-hmm.

Brendan Barba - AEP Industries Inc. - Chairman, President and CEO

The reality is that lenders do not accelerate debt pursuant to those clauses unless it is really objectively a diminution in the assets of the business or the earnings of the business or the prospects of the business. Because what happens is if they do that, you sue them.

Sheryl Van Winkle - Independence - Analyst

Um-hmm.

Brendan Barba - AEP Industries Inc. - Chairman, President and CEO

So, but insofar as the accounting profession is concerned — and this might also be a legal interpretation, that is a subjective clause. If you have that 37 — acceleration clause, if you have that. And we do have that

Sheryl Van Winkle - Independence - Analyst

Do you have any other clauses viewed as subjective acceleration clauses?

Brendan Barba - AEP Industries Inc. - Chairman, President and CEO

No. Actually, there are a number of other clauses in our agreement. We went through these. We went through these last year when we were — when we were very close to, you know, when the lock box was actually being sprung and our availability on the debt was way down. We made it clear to you, the investors that, you know, we were meeting our EBITDA covenants on a domestic basis and a worldwide basis all the way through. Now, that is an objective judgment.

So there was never, you know, there was never an unwillingness of the lender to, you know to continue lending us money. As a matter of fact, we never asked the lender for a waiver, but the lender was completely willing to provide us with waiver because the lender fully understood, fully understood the event that had created the demand for funds. The event that created the demand for funds was, you know, we had to meet — we were lending money to our foreign subsidiaries and it was on a fully hedged basis. When we had to refund those borrowings, because the dollar was defining in value, we had to increase the amount of money in U.S. dollar terms that we were — we had to lend.

Sheryl Van Winkle - Independence - Analyst

And just continuing on the bank line, what is your — Watts your current bank line availability and have you added — have you found any new European bank lines or how are you handling things over there?

Paul Feeney - AEP Industries Inc. - CFO

Our current availability is 38 million. Over and on top of that, we have — that’s only on that one line. Over and on top of that, we have about 12 million dollars that, you know, we’re discounting on payables. So we can pull that 12 million back the instant we want to. So that’s the position on current availability. Insofar as the foreigns are concerned, we have increased total facilities in [indiscernible] operations and needless to say, they are, you know, local dollar facilities. Virtually all of our foreign companies have increased borrowings in their local market.

Sheryl Van Winkle - Independence - Analyst

Okay. Is there any availability on those lines?

Paul Feeney - AEP Industries Inc. - CFO

I just don’t have those number.

Sheryl Van Winkle - Independence - Analyst

And those are agreeing that renew every 12 months?

Brendan Barba - AEP Industries Inc. - Chairman, President and CEO

That’s correct, by and large. There might be — there might be a total of six or seven of them, but that’s a good description.

Sheryl Van Winkle - Independence - Analyst

Okay. And are there any other European operations that you would view as potential shutdown candidates?

Brendan Barba - AEP Industries Inc. - Chairman, President and CEO

At the present time, no.

Sheryl Van Winkle - Independence - Analyst

Okay.

Brendan Barba - AEP Industries Inc. - Chairman, President and CEO

We’re not actively out there looking to shut down any of the other European operations.

Sheryl Van Winkle - Independence - Analyst

Okay.

Brendan Barba - AEP Industries Inc. - Chairman, President and CEO

At the present time, they are operating without any funding from the U.S. and they’re operating on their own cash flow and we’re comfortable with that.

Sheryl Van Winkle - Independence - Analyst

Okay. And could you just run through volume growth by major geographical area for the fourth quarter?

Brendan Barba - AEP Industries Inc. - Chairman, President and CEO

For the fourth quarter, okay. Volume growth in North America was, in the fourth quarter was 4.2%. Volume growth in Europe was 11.9%. One of the things I would indicate to you is that also includes the shutdown of FEOP or the liquidation. Volume growth in the Asia pacific group is 5.3%. Okay. So when you say — you mean in Europe, those fourth quarter volume numbers include the FEOP volume or exclude it?

Paul Feeney - AEP Industries Inc. - CFO

In the fourth quarter, our fourth quarter goes from August 1 till October 31. We shut down FEOP, the official liquidation date is September 25. So it includes FEOP volume from August 1 to September 25. Okay? On an operating basis.

Sheryl Van Winkle - Independence - Analyst

Okay, wow. So what’s going on in Europe that made volumes move up so much?

Brendan Barba - AEP Industries Inc. - Chairman, President and CEO

We put in new equipment, installed some new equipment and some new products that we’re running, another printing press, a laminator, stretch volumes were strong too, if I remember correctly. Our stretch film business had a volume quick, which — kick, which that was probably somewhat related to pre-buy.

Paul Feeney - AEP Industries Inc. - CFO

All of our businesses are subject to violent fluctuations in volume between quarters. Total volume growth in Europe for the year was less than 1%. It was .75%. Giving you your numbers for the year, an increase of 3.8% in the first quarter, a decrease of 3.7% in the second quarter, a decrease of 6.7 — 7.0% in the third quarter and an increase of 7.9% in the fourth quarter. Those are the percentage of increases. You have to understand that none of these — there’s not a great amount of synchronicity between the numbers. You can’t add them up and say, you know.

Sheryl Van Winkle - Independence - Analyst

Did you say the first quarter was that a plus or mine us?

Paul Feeney - AEP Industries Inc. - CFO

It was a plus. Plus 3.9%. Your numbers went from –

Sheryl Van Winkle - Independence - Analyst

That’s good, Paul.

Paul Feeney - AEP Industries Inc. - CFO

$38,251 to 39 million 702.

Sheryl Van Winkle - Independence - Analyst

Okay. The number, it just seems odd. It doesn’t seem like the numbers — I know you can’t add them up, but it seems odd you would have had two negative totaling a 10.5% decline and the positive totaling more like you know, 15%.

You knew you were going to —

Sheryl Van Winkle - Independence - Analyst

Sorry.

Paul Feeney - AEP Industries Inc. - CFO

But that’s the way it works. I can give you the detailed numbers if you want, but I don’t want to occupy the conference call with that. Call me back. I’ll give you the detail numbers.

Sheryl Van Winkle - Independence - Analyst

Okay. Could you just real quickly indicate for — two things. For North America and Asia what does full year percentages in volume were?

Paul Feeney - AEP Industries Inc. - CFO

For the full year, North America, up 1 — 0.12%. North America was up 0 ..12%. And Asia was up 0.72%.

Sheryl Van Winkle - Independence - Analyst

The final question, can you give us an idea of how much you do in the way of exporting from the U.S.?

Brendan Barba - AEP Industries Inc. - Chairman, President and CEO

We’re not big exporters. But I will tell you that export business to Europe has actually improved.

Sheryl Van Winkle - Independence - Analyst

I can imagine.

Brendan Barba - AEP Industries Inc. - Chairman, President and CEO

You know, it’s — freight is very expensive. We’re not huge exporters. We do export to South America a little bit. We do export to some Caribbean countries and we’re doing some exports of PVC products and possibly even agricultural products to Europe.

Sheryl Van Winkle - Independence - Analyst

So it would be maybe, what, 10% or less of your U.S. volume, or –

Brendan Barba - AEP Industries Inc. - Chairman, President and CEO

Oh, way less.

Sheryl Van Winkle - Independence - Analyst

Okay. So export is just a teeny, tiny thing? It just seemed like there was more — seemed like your — seemed like you had more of a positive impact from, you know, adjusted. More of a positive impact on sales from foreign currency than you did a negative impact on your costs from foreign currency. I was trying to understand why that would have been.

Brendan Barba - AEP Industries Inc. - Chairman, President and CEO

I think in our announcement, we gave you the effects of foreign currency.

Sheryl Van Winkle - Independence - Analyst

Right. And it seemed like it was a bigger — perhaps in doing the numbers, perhaps I didn’t do something correctly, but it seemed like it was a bigger percentage of a sales — there was a bigger percentage of sales than percentage of operating costs.

Brendan Barba - AEP Industries Inc. - Chairman, President and CEO

Wait a minute, wait a minute. Is that what you’re thinking? You’re thinking that these numbers relate to volume movement? There’s no relation to volume movement in these numbers. All I’m telling you is the effect that the change in sales dollars has on currency. Here. We have — we have 100 million sales dollars in Europe and the exchange rate is a dollar. So we have 100 million coming into U.S. dollars. Next year, the exchange rate, we still have the 100 million in euros. Next year, the exchange rate is $1.20. Now we have $120 million. That number is $20 million. There’s no movement of product.

Sheryl Van Winkle - Independence - Analyst

Right.

Paul Feeney - AEP Industries Inc. - CFO

Yeah. That’s what those numbers are.

Sheryl Van Winkle - Independence - Analyst

Right. I understand that. Okay. Maybe I’ll ask you a little bit more. Okay. Thank you.

Paul Feeney - AEP Industries Inc. - CFO

All right.

Operator

At this time, there are no further questions. You may continue, Mr. Feeney.

Paul Feeney - AEP Industries Inc. - CFO

Ladies and gentlemen, before you sign off, there are a few other things I would like to tell you about the coming year.

We expect — again, I emphasize that this is a liquidation, so there may be some charges coming through next year in 2004 applicable to — also to the liquidation of FEOP. We expect those charges will not exceed $2 million and we — and as they come in, we will lie high light them for you in whatever quarter they’re incurred.

I want you to know that. There’s another very significant item that’s, again, it will be non-cash. It will come in next year when the liquidation of FEOP is completed. All of the CTA that has been accumulated in FEOP, which at the present time is $8.6 million has to be written off so we’re going to take it out of CPA, flow it through the P & L and bring it back into retained earnings. At this moment in time that number is $8.6 million. I have no idea — I have no idea what the exchange rate is going to be when that finally has to be done. I do want you to know it’s going to happen. I also want you to know, it’s non-cash, okay?

That being said, I’m going to turn this over to Brendan who will say good-bye to you. I will say good bye right now. Thank you for attending the conference.

Brendan Barba - AEP Industries Inc. - Chairman, President and CEO

Thank you. We appreciate your attending. Bye.

Operator

Thank you for participating in today’s conference. This concludes today’s call. You may now disconnect.

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